UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 8, 2009

GREENCHEK TECHNOLOGY INC.
(Formerly Ridgestone Resources, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA	000-53269
(State or other jurisdiction of incorporation)	(Commission File No.)

101 California Street, Suite 2450
San Francisco, CA 94111
(Address of principal executive offices and Zip Code)

(888) 863-3423
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 8, 2009 Xin Wang was appointed a member of our Board of Directors.  Additionally, on July 20, 2009, Andrew Chen was appointed a member of our Board of Directors.  Following are their biographies:

On July 8, 2009, Xin Wang was appointed a member of our Board of Directors.  Ms. Wang joins our company with the focus of developing the Company’s sales and marketing strategies and operations in Asia.  From 2001 through 2008, Wang has served on various boards of directors with private automotive supplier firms in Shanghai, China.  Since 1999, Ms. Wang has worked in management and sales in Chinese corporations, particularly in the manufacturing and automotive industries.  Since 2007 Ms. Wang has been a director of Q and Asquithe Capital LLC, a venture capital investment firm that focuses on investing in Chinese manufacturing companies that practice on lean manufacturing processes.

On July 20, 2009, Andrew Chen was appointed a member of our Board of Directors. Mr. Chen is a Business Consultant with eight years of consulting experience in business services, project management and cost accounting.  Mr. Chen’s professional strengths include project management, crisis management, materials management, lean manufacturing, strategic planning as well as problem resolution.  Since 2001, he has been employed by Tianjin Investment and Insurance Company in the capacity of Senior Business and Financial Consultant.  In such capacity, Mr. Chen’s current responsibilities include: management of Tianjin’s manufacturing portfolio; design and implementation of systems to support general manufacturing planning, information flow, material management and forecasting techniques; development of manufacturing policies and procedures; product costing; financial systems; as well as managing installation of MRP systems, order entry system, production control system and general ledger systems.  Mr. Chen graduated with a Diploma in Accounting from the School of Mathematical Sciences from Nankai University, Tianjin, China in 2001.

During the past five years, neither Ms.Wang nor Mr. Chen have been the subject of the following events:

*
Any bankruptcy petition filed by or against any business of which Ms. Wang or Mr. Chen were a general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

*	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

*
An order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Wang’s or Mr. Chen's involvement in any type of business, securities or banking activities.

*
Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodity law, and the judgment has not been reversed, suspended or vacated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated this 31st day of July, 2009.

GREENCHEK TECHNOLOGY INC.

BY:	LINCOLN PARKE
Lincoln Parke
Principal Executive Officer